EXHIBIT 99.1

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

WESTERN REFINING TO PARTICIPATE IN

BANK OF AMERICA MERRILL LYNCH 2012 REFINING CONFERENCE

EL PASO, Texas – March 5, 2012—Western Refining, Inc. (NYSE:WNR) announced today that Company management will present at the Bank of America Merrill Lynch 2012 Refining Conference in New York City, New York. The presentation is currently scheduled for Tuesday, March 6, 2012, at 11:20 am ET and will be webcast live. A link to the live webcast and presentation will be available on the Investor Relations section of Western Refining’s website at www.wnr.com beginning March 6, 2012. The webcast and presentation will be archived and remain available on www.wnr.com until June 4, 2012.

About Western Refining

Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western operates refineries in El Paso, and Gallup, New Mexico. Western’s asset portfolio also includes stand-alone refined products terminals in Albuquerque and Bloomfield, New Mexico, asphalt terminals in Albuquerque, El Paso, and Phoenix and Tucson, Arizona, retail service stations and convenience stores in Arizona, Colorado, New Mexico, and Texas, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Maryland, Nevada, New Mexico, Texas, and Virginia. More information about the Company is available at www.wnr.com.

Forward Looking Statement

The presentation referenced in this release contains forward-looking statements which are protected as forward looking statements under the Private Litigation Securities Reform Act of 1995. The forward-looking statements contained herein include statements about future: crude oil slates and capacities at our refineries; refining and pipeline infrastructure in the Southwest; refining, benchmark, gross and operating margins; increased refined product integration; reduction of interest rates and interest expense; gasoline and distillate crack spreads; profitability of crack spread hedging and the gains or losses associated therewith; the ability of our hedged barrels to provide visibility into cash flows on future production; advantages of our Wholesale operations over other independent suppliers; ability of our Retail group to continue to sell a majority of our Gallup refinery’s gasoline production, merchandise sales growth and future growth of the Retail group with minimal capex; our ability to achieve debt reduction of $100 or $125 million, or at all; ability to pay dividends on a quarterly basis or at all; our capital budget for 2012; ability to construct logistics assets in Bone Spring / Avalon to facilitate pipeline transport of crude oil to El Paso successfully in late 2012 / early 2013 or at all, the cost, completion date, or the amount of crude oil gathering rates from such projects; our ability to process Bone Spring / Avalon crude at our El Paso refinery; expansion of crude processing, increases in distillate yield and improvements in refinery operating statistics, including reliability of our fluid cat cracker and efficiency of the crude unit heater, in Gallup and costs and timing thereof; expansion of our El Paso refinery including increases in capacity and the costs, timing and feasibility thereof; our ability to capitalize on Permian Basin crude/logistics opportunities; future operational crude processing or yield improvements at our Gallup refinery; acquisition of additional refining or other assets; our ability to recognize strategic alternatives for logistics assets; future addition of retail assets; our ability to achieve operating expense / SG&A initiatives; inventory target levels; future reduction in working capital; our ability to utilize free cash flow to delever or to maximize liquidity; our ability to achieve a BB credit rating in mid-cycle margin environment, or at all; and continued reliable, safe, optimized and predictable refining operations. These statements are subject to the general risks inherent in our business. Our expectations may or may not be realized. Some of our expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond Western’s control, which could materially affect Western’s financial condition, results of operations and cash flows. Additional information relating to the uncertainties affecting Western’s business is contained in its filings with the Securities and Exchange Commission to which you are referred. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.